UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2006

Xethanol Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

Agreements with H2Diesel, Inc.

First Amendment to Investment Agreement

On June 15, 2006, Xethanol Corporation (“Xethanol”) entered into a First Amendment to Investment Agreement ("First Amendment to Investment Agreement") with Crestview Capital Master, LLC, TOIBB Investment, LLC (together, the “Investors”) and H2Diesel, Inc. (“H2Diesel”), amending the Investment Agreement dated April 14, 2006 (the “Original Investment Agreement”) by and among Xethanol, the Investors and H2Diesel. The Original Investment Agreement was previously disclosed in Xethanol’s Current Report on Form 8-K filed on April 20, 2006 (the “April 20, 2006 8-K”). The First Amendment to Investment Agreement provides that upon the Investors’ exercise of the Put Right (as defined in the Original Investment Agreement) (i) the Investors’ rights to exercise the Investor Options, the Investor Purchase Right and the Extended Option Purchase Rights (in each case as defined in the Original Investment Agreement) shall immediately terminate and (ii) Xethanol shall have the right to exercise and to transfer all or any part of the Investor Options. Additionally, the amendment provides that Xethanol may exercise the Xethanol Option (as defined in the Original Investment Agreement) to purchase 1,500,000 of the Xethanol Option Shares (as defined in the Original Investment Agreement) or the Investor Option to purchase 1,500,000 of the Investor Option Shares (as defined in the Original Investment Agreement) and that, upon any such exercise, the Investors shall have the right to purchase the remaining 500,000 Xethanol Option Shares or the remaining 500,000 Investor Option Shares, as the case may be. To the extent that the Investors do not timely exercise their right to purchase the remaining Xethanol Option Shares or Investor Option Shares, Xethanol shall have the right to purchase those shares. The First Amendment to Investment Agreement provides that it shall be effective as of the date of the Original Investment Agreement. Except as amended by the First Amendment to Investment Agreement, the Original Investment Agreement remains in full force and effect. As disclosed in Xethanol’s Current Report on Form 8-K filed on April 26, 2006, the Investors exercised the Put Right on April 14, 2006. If all of such options are exercised, based upon the fully diluted number of shares of H2Diesel’s common stock on the date of this Current Report on Form 8-K, Xethanol would own a majority of the outstanding shares of H2Diesel.

Amended and Restated Sublicense Agreement

In connection with the First Amendment to Investment Agreement, H2Diesel and Xethanol entered into an Amended and Restated Sublicense Agreement dated June 15, 2006 (the “Amended and Restated Sublicense Agreement”), amending and restating the Sublicense Agreement dated April 14, 2006 (the “Original Sublicense Agreement”) between H2Diesel and Xethanol. The Original Sublicense Agreement was disclosed in the April 20, 2006 Form 8-K. Pursuant to the Amended and Restated Sublicense Agreement, Xethanol was granted a sublicense to use a certain chemical additive (the “Additive”) in making bio-fuel for internal combustion engines and related technology. The sublicense was granted by H2Diesel pursuant to a license agreement between H2Diesel and the inventor of the Additive and the related technology.

The Amended and Restated Sublicense Agreement provides that Xethanol has the exclusive right to use the licensed rights and to sell products based thereon within certain states in the United States that are listed in the Sublicense Agreement and the non-exclusive right to such products elsewhere within North America, Central America and the Caribbean.

Xethanol is obligated to pay certain royalties to H2Diesel based upon sales of products utilizing the licensed technology, including a minimum royalty equal to the royalty payable upon sales of 20,000,000 barrels of such products for the twelve months beginning on the date (the “Trigger Date”) on which H2Diesel notifies Xethanol that it is able to produce Xethanol’s requirements for the Additive (and is able to do so) and provides Xethanol with the technical and engineering specifications necessary for a process plant to produce the products contemplated by the Amended and Restated Sublicense Agreement. The minimum royalty will increase to the royalty payable upon sales of an additional 10,000,000 barrels of such products for each subsequent twelve months thereafter throughout the term of the agreement. H2Diesel may terminate the agreement or convert Xethanol’s exclusive license to a non-exclusive license if Xethanol fails to achieve the mandatory minimum sales required in the first three twelve-month periods after the Trigger Date, subject to Xethanol’s right to cure such failure by paying H2Diesel the difference between minimum royalty payable for that twelve-month period and the amount of the royalties actually paid by Xethanol during that twelve-month period. H2Diesel may convert Xethanol’s exclusive license to a non-exclusive license if Xethanol fails to achieve the mandatory minimum sales required in any subsequent twelve-month period, subject to Xethanol’s right to cure such failure by paying H2Diesel the difference between minimum royalty payable for that twelve-month period and the amount of the royalties actually paid by Xethanol during that twelve-month period.

The Amended and Restated Sublicense Agreement is for an initial term of ten years. It can be terminated by Xethanol at any time upon 30 days notice. It can be terminated by H2Diesel at any time upon 30 days notice, but only for cause. It automatically renews for successive one-year terms provided that there is no default under the agreement and that no party has given a notice of termination as described in the preceding sentences. The royalty rate is subject to adjustment in each successive one-year term.

Technology Access Agreement

In connection with the First Amendment to Investment Agreement, H2Diesel and Xethanol also entered into a Technology Access Agreement dated June 15, 2006 (the “Technology Access Agreement”), pursuant to which H2Diesel agreed to deliver to Xethanol no later than June 30, 2006 the formula for the composition of the Additive and all other information and know how related thereto in its possession or available to it from the licensor and to deliver to Xethanol at least semi-annually all improvements to the Additive or the related know how. The agreement provides that, upon the occurrence of an Event of Default (as defined in the Technology Access Agreement), Xethanol shall have a license to use the technology delivered under the agreement to produce the Additive (or have Additive produced for it) in quantities necessary to meet its requirements. The Technology Access Agreement terminates upon the termination of Xethanol’s rights under the Amended and Restated Sublicense Agreement.

The First Amendment to Investment Agreement, the Amended and Restated Sublicense Agreement and, the Technology Access Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Agreements relating to Advanced Biomass Gasification Technologies, Inc.

On June 13, 2006, Xethanol entered into an Agreement and Plan of Acquisition (the Agreement and Plan of Acquisition”) with UTEK Corporation (“UTEK”) and Advanced Biomass Gasification Technologies, Inc. (“ABGT”), pursuant to which Xethanol purchased all of the outstanding capital stock of ABGT from UTEK in exchange for 136,838 shares of Xethanol’s common stock. ABGT is the licensee from the Energy & Environmental Research Center (the “Center”) of certain patents and know-how related to lignin and biomass gasification in Imbert gasifiers (the “Gasification Technology”). ABGT is also a party to a Base Research Agreement with the University of North Dakota Energy & Environmental Research Center, which has agreed to perform initial research, development, demonstration, productizing and project implementation work with respect to the Gasification Technology, to provide the results of that work to ABGT, to give ABGT a one-year exclusive right of first negotiation to license inventions, discoveries or computer software developed as a result of that project and to grant ABGT a nonexclusive right to use any such invention, discovery, computer software or improvement internally to ABGT.

The license that the Center granted to ABGT is a worldwide license having a term that is the longer of 20 years or the life of the licensed Gasification Technology. Subject to the satisfaction by ABGT of certain royalty obligations, the license is exclusive in the fields of Lignin and Biomass Feedstock Gasification in Imbert gasifiers of up to 10 megawatt thermal. ABGT has the right to sublicense its rights. ABGT is obligated to pay the Center royalties based upon its sales of equipment that use the licensed technology, the fuel and/or electricity savings of ABGT’s customers and ABGT’s sublicensing income If ABGT does not meet certain minimum royalty thresholds, which apply on a country-by-country basis, its rights in that country become nonexclusive and extend for the term of the license agreement. ABGT also has certain obligations to commercialize the technology based upon milestones that are set forth in the license agreement.

The Agreement and Plan of Acquisition, the Base Research Agreement, and the Exclusive Patent and Know-How Final License Agreement are attached to this Current Report on Form 8-K as Exhibits 10.4, 10.5 and 10.6, respectively.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On June 12, 2006, Jeffrey S. Langberg resigned from his position as a director of Xethanol effective immediately. Mr. Langberg’s resignation was not the result of a disagreement with management regarding the operations, policies or practices of Xethanol. Mr. Langberg’s letter of resignation is attached to this Current Report on Form 8-K as Exhibit 99.2.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Exhibits

Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

10.1	First Amendment to Investment Agreement, dated as of June 15, 2006, by and among Xethanol Corporation, a Delaware corporation, H2Diesel, Inc., a Delaware corporation, and the Investors.

10.2	Amended and Restated Sublicense Agreement, dated as of June 15, 2006, by and between Xethanol Corporation and H2Diesel, Inc.

10.3	Technology Access Agreement, dated as of June 15, 2006, by and between Xethanol Corporation and H2Diesel, Inc.

10.4	Agreement and Plan of Acquisition, dated as of June 13, 2006 by and between Advanced Biomass Gasification Technologies, Inc., UTEK Corporation and Xethanol Corporation.

10.5	Base Research Agreement, dated as of May 24, 2006 between the University of North Dakota Energy and Environmental Research Center and Advanced Biomass Gasification Technologies, Inc.

10.6	Exclusive Patent and Know-How Final License Agreement dated as of May 24, 2006 between the Energy and Environmental Research Center Foundation and Advanced Biomass Gasification Technologies, Inc.

99.1	Press Release dated June 14, 2006.

99.2	Letter dated June 12, 2006 from Jeffrey S. Langberg.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: June 16, 2006	By:	/s/ Lawrence S. Bellone
Lawrence S. Bellone Chief Financial Officer (principal financial officer)